Exhibit 10.2
AMENDMENT NUMBER TWO
TO THE ASSURANT
EXECUTIVE PENSION AND 401(k) PLAN
     THIS AMENDMENT to the Assurant Executive Pension and 401(k) Plan, as amended, renamed and restated effective as of January 1, 2001 (the “Plan”), is adopted by the Assurant, Inc. Benefit Plans Committee (the “Committee”).
W I T N E S S E T H:
     WHEREAS, Assurant, Inc. (the “Company”) currently maintains the Plan;
     WHEREAS, the Committee wishes to amend the Plan to remove employer stock as a deemed investment in which participants may allocate all or a portion of their accounts under the Plan; and
     WHEREAS, pursuant to Article 9 of the Plan, the Committee reserves the right to amend the Plan.
     NOW, THEREFORE, effective as of the dates set forth herein, the Committee hereby amends the Plan to read as follows:
1.
     Effective as of January 1, 2005, the first sentence of Section 4.05 is revised to read as follows:
“Amounts credited to a Participant’s Account will be invested in the Vanguard Prime Money Market Fund (or such other investment fund as may be selected by the Investment Committee) until such time as the Participant requests that such amounts be re-allocated to such other investment fund(s) as may be made available to Participants under the Plan from time to time.”
2.
     Effective as of September 9, 2005, the third sentence of Section 8.04 is revised to read as follows:
“The Investment Committee also will have the power and responsibility to appoint and/or remove any outside investment advisor.”
3.
     Effective as of September 9, 2005, Article 13 is deleted.

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     Except as amended herein, the Plan shall continue in full force and effect.
     IN WITNESS WHEREOF, the Committee has adopted this Amendment to the Plan on the date shown below, but effective as of the dates set forth above.

ASSURANT, INC.
BENEFIT PLANS COMMITTEE

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